UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 31, 2025, iSpecimen Inc. (the “Company”) convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Because a quorum was not present, the Company adjourned the Annual Meeting to permit additional time for stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2025 (the “Proxy Statement”).

The Annual Meeting was reconvened on January 23, 2026, February 13, 2026 and March 13, 2026. At each reconvened meeting, a quorum was not present and the Annual Meeting was adjourned.

The Company intends to reconvene the Annual Meeting on April 10, 2026 at 9:00 a.m. Eastern Time. The record date for determination of stockholders entitled to vote at the Annual Meeting remains November 3, 2025. No changes have been made to the proposals to be voted on at the Annual Meeting, which are described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2026

iSPECIMEN INC.

By:	/s/ Katharyn Field
	Name:	Katharyn Field
	Title:	Chief Executive Officer

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